Exhibit 3.2
BLUE OWL DIGITAL INFRASTRUCTURE TRUST
DECLARATION OF TRUST
This DECLARATION OF TRUST is adopted as of April 7, 2025 by the undersigned trustee (the “Trustee”) of the trust governed hereby (the “Trust”).
ARTICLE I
FORMATION; CERTIFICATE OF TRUST; GOVERNING INSTRUMENT
The Trust is a statutory trust within the meaning of the Maryland Statutory Trust Act, as amended from time to time (the “Act”). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or corporation, but nothing herein shall preclude the Trust from being treated for tax purposes as a partnership, association or corporation under the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The initial Trustee formed the Trust by filing a Certificate of Trust with the State Department of Assessments and Taxation of Maryland (as amended or restated from time to time, the “Certificate”). This Declaration of Trust (as amended or supplemented from time to time, this “Declaration of Trust”) shall be the governing instrument of the Trust, as defined in the Act, until such time as the Board of Trustees of the Trust (the “Board”) adopts an Amended and Restated Declaration of Trust and Bylaws of the Trust to govern the Trust in connection with a private placement of shares of beneficial interest of the Trust with persons that are not affiliated with the Trust.
ARTICLE II
NAME
The name of the Trust is “Blue Owl Digital Infrastructure Trust.” The Board may cause the Trust to use any other designation or name for the Trust.
ARTICLE III
PURPOSES AND POWERS
Section 1.    Purposes. The purposes for which the Trust is formed are to engage in any lawful act or activity for which a statutory trust may be formed under the Act, including engaging in business as a REIT within the meaning of Sections 856-859 of the Code.
Section 2.    Powers. The Trust shall have all of the powers granted to statutory trusts by the Act and all other powers that are not inconsistent with law and are appropriate to promote and attain the purposes of the Trust set forth in this Declaration of Trust.

ARTICLE IV
RESIDENT AGENT; PRINCIPAL OFFICE
The name and address of the resident agent of the Trust in the State of Maryland are as set forth in the Certificate. The address of the Trust’s principal office in the State of Maryland is as set forth in the Certificate. The Board or any duly authorized agent of the Trust may change the Trust’s resident agent or principal office from time to time. The Trust may have such offices or places of business within or outside the State of Maryland as the Board may from time to time determine.
ARTICLE V
BOARD OF TRUSTEES
Section 1.     Powers. Subject only to any limitations expressly set forth in this Declaration of Trust, (a) the business and affairs of the Trust shall be managed exclusively by or under the direction of the Board, the members of which shall be elected and shall serve in accordance with this Declaration of Trust, (b) the Board shall have full, exclusive and absolute power, control and authority over the business and affairs of the Trust and any and all property of the Trust, and no beneficial owner of the Trust (each, a “Shareholder” and, collectively, the “Shareholders”) shall have any right to participate in or exercise control or management power over the business and affairs of the Trust, and (c) the Board shall have the exclusive power to take or authorize any action within the powers of the Trust under the Act, the Certificate and this Declaration of Trust, including the power to authorize or approve any action that would otherwise require the approval of one or more Shareholders under the Act. This Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. The enumeration and definition of particular powers of the Board included in this Declaration of Trust shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland or any other law. Any determination of the Board regarding any matter within the powers of the Board or any construction of the Certificate or this Declaration of Trust (including any construction of the Certificate or this Declaration of Trust regarding the scope of the powers of the Board) shall be conclusive.
Section 2.     Execution of Documents. The Board shall have the power, and shall have the power to authorize any officer, employee or other agent of the Trust, to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney or other writing or document in the name and on behalf of the Trust, without any further act, approval or consent of any Shareholder. Any affidavit, agreement, certificate, consent, instrument, notice, power of attorney or other writing or document shall be valid and binding upon the Trust when executed by the Board, or another person authorized by the Board. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by the Board or by any other person authorized by the Board. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board or any other person designated by the Board may authorize. The execution and delivery of any document or the taking of any action by the Board shall conclusively evidence the approval thereof by the Board and the Board’s authority therefor, without the need for any separate action, consent or resolutions of the Board.
Section 3.    Number of Trustees; Qualification. The Trust shall initially have one Trustee, which number may be increased or decreased after the date hereof only by the Board. No reduction in the number of Trustees constituting the Board shall cause the removal of any Trustee from office prior to the expiration of their term. After the date hereof, a person shall be qualified to serve as Trustee only if elected in accordance with Section 4 of this Article V.
Section 4.    Term and Election. Each Trustee will serve until his or her successor is duly elected and qualifies or until his or her earlier resignation, removal, death, or adjudication of legal incompetence. If for any reason all Trustees cease to be Trustees, such event shall not terminate the Trust or affect this Declaration of Trust. Any vacancies on the Board may be filled only by the Board, provided, that if no Trustees remain, any vacancies on the Board may be filled by the Shareholders.
Section 5.    Action by Trustees. The action of a majority of the Trustees shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by this Declaration of Trust. Any action may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by at least the number of Trustees required to approve said action and is filed with the minutes of proceedings of the Board.
Section 6.    Resignation and Removal. A Trustee may resign, effective upon delivery of notice of such resignation to the Trust, or at any future date specified in the resignation. A Trustee may be removed, at any time, but only for “cause” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of Trustees. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.
ARTICLE VI
SHARES OF BENEFICIAL INTEREST
Section 1.    Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share (“Common Shares”). Subject to the terms of any class or series of Shares at the time outstanding, the Board may, by amendment to this Article VI and without any action by the Shareholders, classify or reclassify any unissued Shares from time to time and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of Shares.

Section 2.    Authorization by Board of Share Issuance. The Board may authorize or cause the Trust to issue from time to time Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration, whether in cash, property, past or future services, obligation for future payment or otherwise, or without consideration (including in connection with a Share split or distribution of Shares), as determined by the Board, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust.
Section 3.    Voting Rights. Except as may otherwise be specified in the terms of any class or series of Shares or as set forth herein, each Share shall entitle the holder thereof to one vote on each matter upon which holders of Shares are entitled to vote. Subject to the terms of any class or series of Shares then outstanding limiting or expanding the voting rights of such Shares, Shareholders shall be entitled to vote only on the following matters:
(a)    the election or removal of Trustees as provided in Article V of this Declaration of Trust; and
(b)    such other matters that the Board has declared to be advisable and submitted to the Shareholders for approval or ratification.
Except with respect to the foregoing matters, no action taken by the Shareholders shall in any way bind the Trust or the Board. Unless a different proportion is specified in the Certificate or this Declaration of Trust (and notwithstanding any different proportion of votes that may be specified in the Act to approve any matter), the affirmative vote of a plurality of the votes cast in the election of a Trustee shall be sufficient to elect such Trustee and the affirmative vote of a majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the Shareholders at such meeting.
Section 4.    Dividends and Distributions. The Board may from time to time authorize or cause the Trust to pay such dividends or other distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board shall determine. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such amounts as the Board may from time to time reserve for any Trust purpose, and the Board may modify or abolish any such reserve.
Section 5.    General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust. The rights of all Shareholders and the terms of all Shares are subject to the provisions of the Certificate and this Declaration of Trust. The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of any or all of the Shareholders shall not terminate the Trust. The Trust is entitled to treat as Shareholders only those persons in whose names Shares are registered as holders of Shares on the Share ledger of the Trust.

Section 6.    Certificates. Except as may be otherwise provided by the Board, Shareholders are not entitled to certificates evidencing the Shares. If the Trust issues Shares evidenced by certificates, such certificates shall be in any form approved by the Board or any officer of the Trust and shall be signed by the Board or one or more officers of the Trust.
Section 7.    Transfers. All transfers of Shares shall be made on the books of the Trust, by the holder of the Shares, in person or by his or her attorney, in such manner as the Board or any officer of the Trust may prescribe and, if such Shares are evidenced by certificates, upon surrender of such certificates duly endorsed for transfer. The issuance of a new certificate upon the transfer of certificated Shares is subject to any determination by the Board that such Shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated Shares, the Trust may provide to the record holder of such Shares such information as the Board or any officer of the Trust determines to be necessary or advisable.
Section 8.    Share Ledger. The Trust shall maintain a Share ledger containing the name, address and tax identification number of each Shareholder and the number of Shares of each class held by such Shareholder.
Section 9.    Fractional Shares. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate any outstanding fraction of a Share by rounding up to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it or pay cash for the fair value of a fraction of a Share.
ARTICLE VII
SHAREHOLDERS
Section 1.    Meetings. The Trust shall not be required to hold annual meetings of Shareholders. The Board may call annual or special meetings of the Shareholders to act on any matter that may properly be brought before the Shareholders and stated in the notice of the meeting. If there are no Trustees, any Shareholder may call a special meeting of the Shareholders for the purpose of electing Trustees. Any meeting of the Shareholders shall be held at the date, time and place as shall be fixed by the Board (or, if there are no Trustees, the Shareholder calling such meeting) and stated in the notice of the meeting. Except as specified herein, Shareholders are not entitled to call meetings of the Shareholders. The Board shall cause notice of any meeting of the Shareholders, stating the time and place of the meeting, to be delivered to each Shareholder entitled to vote at such meeting, and to each Shareholder not entitled to vote who is entitled to notice of the meeting.
Section 2.    Quorum; Voting. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast one-third of all the votes entitled to be cast at such meeting on any matter that may properly come before the meeting shall constitute a quorum; but this Section 2 shall not affect any requirement under any statute or this Declaration of Trust for the vote necessary for the approval of any matter. If a quorum is not established at any meeting of Shareholders, the chairman of the meeting may conclude the meeting or adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified. A Shareholder may vote at a meeting of Shareholders in person or by proxy authorized by the Shareholder or the Shareholder’s duly authorized agent, in any manner permitted under the Maryland General Corporation Law for the authorization of proxies by stockholders of a Maryland corporation. Such proxy or evidence of authorization of such proxy shall be filed with the Trust before or at the meeting. No proxy will be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 3.    Action by Shareholders without a Meeting. Any action required or permitted to be taken at a meeting of Shareholders other than the election of Trustees may be taken without a meeting if a consent in writing or by electronic transmission of Shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of Shareholders at which all Shareholders are present and voting and setting forth the action is delivered to the Trust. Shareholders may elect Trustees without a meeting if a consent in writing or by electronic transmission of Shareholders entitled to cast a majority of the votes entitled to be cast generally in the election of Trustees is delivered to the Trust.
Section 4.    Record Dates. The Board may set, in advance, a record date for the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or determining the Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any other rights, or in order to make a determination of Shareholders for any other proper purpose.
Section 5.    No Preemptive or Appraisal Rights. Except as may be provided by the Board in setting the terms of classified or reclassified Shares, or as may otherwise be provided by contract approved by the Board, no Shareholder shall, as such, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Trust which it may issue or sell. Shareholders shall not be entitled to exercise any appraisal rights or rights analogous to those of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute.
ARTICLE VIII
OFFICERS AND AGENTS
Section 1.    General Provisions. The Board may, from time to time, elect or appoint and remove officers, employees and other agents of the Trust, to serve at the pleasure of the Board, with such powers and duties as the Board may determine. The officers of the Trust may include a chief executive officer, a president, one or more vice presidents, a chief financial officer, a treasurer, a secretary, and such other officers with such powers and duties as the Board shall deem necessary or desirable. Each officer shall serve until his or her successor is elected and qualifies or until his or her death or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. The election or appointment of an officer or agent shall not in and of itself create contract rights between the Trust and such officer or agent.

Section 2.    Removal and Resignation. Any officer or agent of the Trust may be removed, with or without cause, by the Board, and any subordinate officer or agent of the Trust may be removed, with or without cause, by the chief executive officer or the president of the Trust, but any such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board, or to the chief executive officer, president or secretary of the Trust, if one is then appointed. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.
ARTICLE IX
LIABILITY, INDEMNIFICATION AND COMPETITIVE ACTIVITIES
Section 1.    Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his or her being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or affairs of the Trust.
Section 2.    Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a statutory trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 2, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.
Section 3.    Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify any individual who is or was a Trustee or an officer of the Trust (including among the foregoing, for all purposes of this Article IX, any individual who, while serving as a Trustee or an officer of the Trust and, at the request of the Trust, serves or has served any other enterprise in any management or agency capacity) against any claim or liability to which such person may become subject by reason of such status. In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee or officer made a party to a proceeding by reason such status. Notwithstanding the foregoing, the Trust shall not be required to indemnify or advance funds to any person entitled to indemnification hereunder (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (i) approved or authorized by the Board or (ii) incurred to establish or enforce such person’s right to indemnification hereunder, or (y) in connection with any claim with respect to which such person is found to be liable to the Trust.

Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption. The rights to indemnification and advance of expenses provided by this Declaration of Trust shall vest immediately upon the appointment of a Trustee or officer or the acquisition of Shares by a Shareholder.
Section 4.    Duties of Trustees, Officers and Agents. Trustees and any officer, employee or agent of the Trust may have business interests and engage in business activities similar or in addition to or in competition with those of or relating to the Trust. To the maximum extent permitted by the Act, no Trustee or officer of the Trust shall have any duties, fiduciary or otherwise, to the Trust, any Shareholder or any creditor of the Trust, including any duty or obligation to present or offer any business opportunity to the Trust (other than any business opportunity which is presented to a Trustee or an officer of the Trust solely in such capacity) or to refrain from competing with the Trust, except that Trustees shall have a duty to perform their obligations under the Act and this Declaration of Trust in good faith. Each Trustee and each officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented or by a lawyer, certified public accountant or other person as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence.
ARTICLE X
AMENDMENTS AND EXTRAORDINARY TRUST ACTIONS
Section 1.    Amendments in General. The Trust reserves the right from time to time to make any amendment to the Certificate or this Declaration of Trust now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any outstanding Shares. The Certificate or this Declaration of Trust may be amended only as provided in this Article X. The merger or consolidation of the Trust with another person, the conversion of the Trust into another business entity, the dissolution of the Trust or any other transaction between the Trust and another person in which the Trust does not survive as a separate entity shall not be considered an amendment to this Declaration of Trust for purposes of this Article X.
Section 2.    Approval of Amendments; Adoption of Bylaws. This Declaration of Trust may be amended only by the Board, without any action by the Shareholders. The Certificate may be amended only by the Board, without any action by the Shareholders. The Board has the exclusive power to adopt Bylaws that may, together with this Declaration of Trust, constitute the governing instrument of the Trust, and to amend or repeal any Bylaws.
Section 3.    Mergers and Similar Extraordinary Trust Actions. The Trust may (a) merge with or into another entity, (b) consolidate with one or more other entities into a new entity, (c) transfer all or substantially all of its assets to another person or (d) convert into another business entity. Subject to the terms of any series or class of Shares at the time outstanding, any such action may be approved by the Board, without any action by the Shareholders.
Section 4.    Dissolution. Subject to the terms of any class or series of Shares at the time outstanding, the Trust may be dissolved with the approval of the Board, without any action by the Shareholders.
ARTICLE XI
DURATION OF TRUST
The Trust shall continue perpetually unless (a) dissolved pursuant to Article X, Section 4 or pursuant to any applicable provision of the Act or (b) this Declaration of Trust is amended to provide for a limited term of the Trust. No Shareholder or other person shall have any right to petition a court for judicial dissolution of the Trust.
ARTICLE XII
MISCELLANEOUS
Section 1.    Notice. Notice of any matter required to be given hereunder may be delivered personally or by telephone, electronic transmission, United States mail or courier, if to the Trust, to the address of its principal office, attention to the Board, chief executive officer or president, and if to any other person, to any address, electronic address, telephone number or facsimile number provided by such person to the Trust in accordance with the provisions of this Section 1. Telephone notice shall be deemed to be given when the recipient or his, her or its agent is personally given such notice in a telephone call to which the recipient or his, her or its agent is a party. Notice by electronic transmission shall be deemed to be given upon transmission of the message to the electronic mail address, facsimile number or other electronic address given to the Trust by the recipient and, if transmitted by facsimile, upon receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.
Section 2.    Waiver of Notice. Whenever any notice of any meeting is required to be given hereunder or pursuant to law, a waiver thereof, given by the person or persons entitled to such notice in writing or by electronic transmission, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in a waiver of notice of any meeting. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.    Governing Law. The rights of all parties and the validity, construction and effect of every provision of this Declaration of Trust shall be subject to and construed according to the laws of the State of Maryland, without regard to conflicts of laws provisions thereof.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Declaration of Trust has been executed by the undersigned Trustee to be effective as of the date and year first above written.

/s/ Andrew Morris
Andrew Morris, Trustee